Exhibit 23.1

Baker Tilly US, LLP
2000 Town Center, Ste 900
Southfield, MI 48075-1142

T:	+1 (248) 372 7300
F:	+1 (248) 368 8950

bakertilly.com
CONSENT OF INDEPENDENT AUDITOR
We hereby consent to the inclusion in this Form 8-K/A of our report dated December 8, 2021, relating to the financial statements of Cascade Sciences, LLC as of December 31, 2020.

/s/ BAKER TILLY US, LLP
Baker Tilly US, LLP

Southfield, Michigan
December 10, 2021
Baker Tilly US, LLP, trading as Baker Tilly, is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities.

Baker Tilly US, LLP
2000 Town Center, Ste 900
Southfield, MI 48075-1142

T:	+1 (248) 372 7300
F:	+1 (248) 368 8950

bakertilly.com
CONSENT OF INDEPENDENT AUDITOR
We hereby consent to the inclusion in this Form 8-K/A of our report dated December 8, 2021, relating to the consolidated financial statements of Mass2Media, LLC dba PX2 Holdings, LLC and Affiliate as of December 31, 2020.

/s/ BAKER TILLY US, LLP
Baker Tilly US, LLP

Southfield, Michigan
December 10, 2021
Baker Tilly US, LLP, trading as Baker Tilly, is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities.